Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to shares of Class A common stock, par value $0.01 per share, of Artisan Partners Asset Management Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby duly execute this Joint Filing Agreement this 19th day of March 2013.

ARTISAN INVESTMENT CORPORATION

By:	/s/ Sarah Johnson
	Name:	Sarah A. Johnson
	Title:	Attorney-in-Fact

ZFIC, INC.

By:	/s/ Sarah Johnson
	Name:	Sarah A. Johnson
	Title:	Attorney-in-Fact

ANDREW A. ZIEGLER

By:	/s/ Sarah Johnson
	Name:	Sarah A. Johnson
	Title:	Attorney-in-Fact

CARLENE M. ZIEGLER

By:	/s/ Sarah Johnson
	Name:	Sarah A. Johnson
	Title:	Attorney-in-Fact